Exhibit 10.3

Execution Version

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) made and entered into this [            ] day of October, 2011 by and between Bulldog Super Holdco, Inc. (f/k/a Bulldog Super Holdco, LLC), a Delaware corporation (“Super Holdco”), Bulldog Holdings, Inc. (f/k/a Bulldog Holdings, LLC), a Delaware corporation (“Holdings”) and Blackboard, Inc. (“Opco,” and together with the Super Holdco and Holdings, the “Companies,” each, a “Company”) and [                        ] (“Indemnitee”).

WHEREAS, it is essential that the Companies be able to retain and attract as directors the most capable persons available;

WHEREAS, the Companies’ By-Laws permit them to enter into indemnification arrangements and agreements;

WHEREAS, the Companies desire to provide Indemnitee with specific contractual assurances of Indemnitee’s rights to indemnification to the fullest extent permitted by applicable law against litigation risks and reasonable expenses (regardless, among other things, of any amendment to or revocation of the Companies’ respective By-Laws or any change in the ownership of the Companies or the composition of their Board of Directors) and, to the extent insurance is available, the coverage of Indemnitee under the Companies’ directors and officers liability insurance policies;

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director of the Companies; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Stockholders (as hereinafter defined) (or their affiliates), which Indemnitee, the Companies and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the Companies to indemnify Indemnitee as provided herein, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of each of the Companies.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Blackboard Entity” shall mean any Company, any of their respective Subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of any Company.

(b) “Board Designee” shall have the meaning ascribed to such term in Section 5(b) below.

(c) “Corporate Status” describes the status of a person who is serving, does serve, or has served, (i) as a director, officer or employee of one or more of the Companies, (ii) in any capacity with respect to any employee benefit plan of the Companies, or (iii) as a director, partner, member, trustee, officer, employee or agent of any other Entity at the request of any of the Companies. For purposes of subsection (iii) of this Section 1(b), if Indemnitee is serving, does serve, or has served, as a director, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Companies.

(d) “Designating Stockholder” means any of the Sponsors, in each case so long as an individual designated (directly or indirectly) by the Sponsors, or any of their respective affiliates (as provided by the Company’s Certificate of Incorporation, By-laws or under any other agreement, vote of stockholders or resolution of directors of any Blackboard Entity) serves as a director of any Blackboard Entity.

(e) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of any Company or any of its respective Subsidiaries.

(f) “Expenses” shall mean all reasonable fees, costs and expenses actually and reasonably incurred in preparation for or otherwise in connection with any Proceeding, including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 11 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses, but excluding Liabilities.

(g) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(h) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(i) “Proceeding” shall mean any threatened, pending or completed claim, demand, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder, or any foreign equivalent of the foregoing.

(j) “Sponsors” shall mean Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. and their respective successors and assigns.

(k) “Subsidiary” shall mean any Entity of which the Company owns (either directly or through or together with another Company or Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

2. Services of Indemnitee. In consideration of the Companies’ covenants and commitments hereunder, Indemnitee agrees to serve as a director of the Companies; provided, that this Agreement shall not impose any obligation on Indemnitee or the Companies to continue Indemnitee’s service to the Companies at any particular rate or for any particular period of time, unless otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify

The Companies agree to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in this Agreement, if Indemnitee was or is a party, witness, or otherwise a participant in, or is threatened to be made a party, witness, or otherwise a participant in any Proceeding (other than an action by or in the right of the Companies) by reason of Indemnitee’s Corporate Status or as a result of any act or omission taken at the direction of any of the Companies, Indemnitee shall be indemnified by the Companies against all Expenses and Liabilities actually incurred by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”), and the Companies shall advance Expenses to Indemnitee, to the fullest extent permitted by applicable law. In the event that Indemnitee is a witness in a Proceeding and is not a party to such Proceeding, “Indemnifiable Expenses” shall only include reasonable out-of-pocket expenses (including, without limitation, reasonable and documented attorneys’ fees) incurred by Indemnitee in connection with such service as a witness in such Proceeding.

(b) Subject to the exceptions contained in this Agreement, including Section 4(b) below, if Indemnitee was or is a party, witness, or otherwise a participant in or is threatened to be made a party, witness, or otherwise a participant in any Proceeding by or in the right of the Companies to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or as a result of any act or omission taken at the direction of any of the Companies, Indemnitee shall be indemnified by the Companies against all Indemnifiable Expenses, and the Companies shall advance Expenses to Indemnitee, to the fullest extent permitted by applicable law.

(c) The indemnification obligations of the Companies under this Agreement (i) are joint and several obligations of each of the Companies, (ii) shall continue after such time as Indemnitee ceases to serve as a director of the Companies or in any other Corporate Status until the expiration of the term of this Agreement as set forth in Section 23, and (iii) include, without limitation, claims for monetary relief against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time.

(d) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for some or a portion of Expenses and Liabilities, but not, however, for the total amount thereof, the Companies shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled to the fullest extent permitted by applicable law.

4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

(a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies or, with respect to any criminal action or proceeding in which Indemnitee is finally convicted by a court of competent jurisdiction, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(b) and

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder;

(ii) notwithstanding any provision eliminating or limiting the liability of Indemnitee to the Companies, it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to each of the Companies with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit or improperly took advantage of a corporate opportunity (subject to the waiver of corporate opportunities set forth in Article Ninth of the Certificate of Incorporation of each of Super Holdco and Holdings), Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper; or

(iii) it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification arose, Indemnitee is liable to the Companies for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law.

5. Notification, Defense and Settlement of a Proceeding.

(a) Notification of a Proceeding. As a condition precedent to the right of advancement or indemnification, Indemnitee agrees (unless prohibited by applicable law) to notify the Companies in writing as soon as practicable of any Proceeding for which advancement or indemnification will or could be sought by Indemnitee and provide the Companies with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure of Indemnitee to give notice as provided herein shall not relieve the Companies of their obligations under this Agreement, except to the extent that the Companies are materially prejudiced by such failure.

(b) Defense of a Proceeding. With respect to any Proceeding of which the Companies are so notified, the Companies will be entitled to participate therein and/or to assume the defense thereof at their own expense, with legal counsel reasonably acceptable to Indemnitee. Indemnitee may assume the defense of a Proceeding to which it is a party, with counsel of Indemnitee’s choosing and the Companies shall, in all circumstances, advance Expenses of such defense counsel and indemnify Indemnitee for all such Expenses, only in the event that (i) none of the Companies nor any other director, officer or employee of the Companies is also a party to such Proceeding, or (ii) Indemnitee reasonably concludes that there may be a conflict of interest or position on any significant issue between the Companies and Indemnitee in the conduct of the defense of such Proceeding.

(c) Settlement of a Proceeding. The Companies shall not, without Indemnitee’s prior written consent, settle any Proceeding, or consent to the settlement of any Proceeding, in any manner which would (i) impose any penalty, limitation, restriction or requirement on Indemnitee, (ii) include an admission of fault of, or adverse finding with respect to, Indemnitee, (iii) not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iv) have the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law. Indemnitee will not unreasonably withhold Indemnitee’s consent to any proposed settlement. If, at the time of receipt of such request for indemnification from Indemnitee, the Companies have director and officer insurance policies in effect, the Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies and take all appropriate steps to preserve coverage for Indemnitee in connection with the Proceeding. Indemnitee shall not settle any Proceeding without the prior written consent of any Company from which indemnification may be sought, which consent shall not be unreasonably withheld, conditioned or delayed.

6. Procedure for Payment of Indemnifiable Amounts. To the extent, and only to the extent, that a determination of Indemnitee’s entitlement to indemnification, at the time of or prior to any award or payment of indemnification, is required by applicable law which cannot be waived, then such determination shall be made as follows:

(a) Indemnitee shall submit to the Companies a written request for indemnification, including such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. Subject to Section 4 hereof, the Companies shall pay such Indemnifiable Amounts to Indemnitee within sixty (60) calendar days of receipt of the request, unless Indemnitee agrees to a longer period of time. At the request of the Companies, Indemnitee shall furnish such additional documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by Indemnitee in Indemnitee’s sole discretion.

(b) Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification) pursuant to Section 6(a) of this Agreement, a determination shall thereafter be made as to Indemnitee’s entitlement to indemnification. In no event shall a determination of Indemnitee’s entitlement to indemnification be made, or required to be made, as a condition to or otherwise in connection with any advancement of expenses pursuant to Section 9 or 10 of this Agreement. Any such determination of Indemnitee’s entitlement to indemnification shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 6(a) of this Agreement. Such determination shall be made by the relevant Boards of Directors of the Companies. If a determination is made by the Board of Directors of the Companies that Indemnitee is entitled to indemnification, the Companies shall make payment to Indemnitee within twenty (20) calendar days after such determination. Indemnitee shall reasonably cooperate with the relevant Boards of Directors of the Companies with respect to Indemnitee’s entitlement to indemnification, including providing to the relevant Boards of Directors of the Companies, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the relevant Boards of Directors of the Companies shall be advanced and borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(c) In making the determination, if any, required to be made under Delaware law with respect to an Indemnitee’s entitlement to indemnification hereunder, the person, persons or Entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request therefor in accordance with Section 6(a) of this Agreement, and the Companies shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(d) If an adverse determination of Indemnitee’s entitlement to indemnification is made by the Board of Directors of the Companies, either Indemnitee or the Companies shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such adverse determination. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Companies in accordance with Section 9 of this Agreement. If Indemnitee fails to challenge an adverse determination, or if Indemnitee challenges an adverse determination and such adverse determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such adverse determination or final judgment, the Companies shall not be obligated to indemnify Indemnitee under this Agreement.

7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by (a) dismissal, with or without prejudice, or (b) a decision by any government, regulatory or self regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.

8. Effect of Certain Resolutions; Reliance as Safe Harbor.

(a) Neither the settlement nor termination of any Proceeding, nor the failure of the Companies to award indemnification or to determine that indemnification is payable or failure of the relevant Boards of Directors of the Companies to determine that Indemnitee is not entitled to indemnification hereunder, shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

(b) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Blackboard Entity, including financial statements, or on information supplied to Indemnitee by the officers or other employees of any Blackboard Entity in the course of their duties, or on the advice of legal counsel for the Blackboard Entities or on information or records given or reports made to the Blackboard Entities by an independent certified public accountant, attorney, banker or by an appraiser or other expert selected with reasonable care by the Blackboard Entities. The provisions of this Section 8(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any Blackboard Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9. Agreement to Advance Interim Expenses. The Companies shall pay to or on behalf of Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Companies, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Companies with a written undertaking to repay the amount of such Indemnifiable Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction, which determination is non-appealable, that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses, which undertaking shall be an unsecured and interest-free general obligation of Indemnitee and shall be accepted as a sufficient undertaking without regarding to Indemnitee’s financial ability to repay such amounts. Indemnifiable Expenses shall in all events be paid until the later of (a) a final, non-appealable determination of the Proceeding, or (b) a final determination by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses. All such Indemnifiable Expenses shall be paid without regard to whether any determination has been made as to Indemnitee’s entitlement to indemnification, and without regard to the result of such determination, pursuant to Section 6(b) through (d) of this Agreement.

10. Procedure for Payment of Interim Expenses. Indemnitee shall submit to the Companies a written request specifying the Indemnifiable Expenses for which Indemnitee seeks any advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 9 shall be made no later than twenty (20) calendar days after the Companies’ receipt of such request and the undertaking required by Section 9 and any subsequent submission of a written record of such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking as set forth in Section 9, Indemnitee shall be entitled to advancement of Expenses as provided in Section 9, and such advancement of Expenses shall continue until such time (if any) as there is a final, non-appealable determination by a court of competent jurisdiction that Indemnitee is not entitled to indemnification.

11. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 6 above or a request for an advancement of Indemnifiable Expenses under Sections 9 and 10 above and the Companies fail to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Companies’ obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Companies shall have the burden of proving that Indemnitee is not entitled to payment of any Indemnifiable Amounts and/or advancement of Expenses hereunder.

(c) Expenses. The Companies agree to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Companies in connection therewith.

(d) Validity of Agreement. The Companies shall be precluded from asserting in any Proceeding, including, without limitation, any action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Companies are bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Companies (including their Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

12. Representations and Warranties of the Companies. The Companies each hereby represent and warrant to Indemnitee that they have all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by each Company. This Agreement, when executed and delivered by the Companies, shall be a legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13. Contract Rights Not Exclusive. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Blackboard Entities’ Certificates of Incorporation or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of any Blackboard Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of any of the Blackboard Entities. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

14. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Companies (including any transferee of all or a substantial portion of the business, stock and/or assets of the Companies and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

15. Subrogation. In the event of any payment by one of the Companies under this Agreement, such Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Blackboard Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Companies, to assign all of Indemnitee’s rights to obtain from such other Blackboard Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

16. Other Rights of Recovery.

(a) Notwithstanding Section 15 or any other provisions of this Agreement to the contrary, each of the Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Blackboard Entities not to exercise), any rights that such Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(b) The Companies shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the Companies hereby agree that they are the indemnitors of first resort (i.e., their obligations to Indemnitee under this Agreement are primary and any obligation of any Designating Stockholder (or any affiliate thereof) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), (ii) if any Designating Stockholder (or any affiliate thereof other than a Blackboard Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any director or officer of either of the Companies, then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Companies shall indemnify, reimburse and hold harmless such Designating Stockholder (or such other affiliate) for the payments actually made, and (iii) the Companies shall take any and all actions as may reasonably be requested by Indemnitee or any Designating Stockholder to cause director and officer liability insurance policies maintained by the Companies, and those maintained by any other applicable Blackboard Entity, to be paid and exhausted to cover any Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) that could be subject to indemnification hereunder before claims are made with respect to such matters under any director and officer liability insurance policies that may be maintained by any Designating Stockholder or any of their affiliates (other than affiliates that are Blackboard Entities or subsidiaries thereof), it being understood and agreed that it is the intent of the parties that any such policies maintained by any Designating Stockholder or any of such other affiliates would be called upon to provide excess insurance coverage only to the extent of any failure of any liability insurance policies maintained by the Blackboard Entities to make payment of any amounts for which coverage is also available under any liability insurance policies maintained by any Designating Stockholder or any of their affiliates (other than affiliates that are Blackboard Entities or subsidiaries thereof).

(c) The Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s Corporate Status or as a result of any act r omission taken at the direction of the Companies shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from any other Blackboard Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Blackboard Entities or under director and officer insurance policies maintained by one or more Blackboard Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

17. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader advancement or indemnification rights than is provided under the terms of the Certificates of Incorporation or By-Laws of the Companies, as amended, and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19. Indemnitee as Plaintiff. Except as provided in Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Companies, any Entity which any of the Companies control, any director or officer thereof, or any third party, unless the Companies or the Boards of Directors of the Companies have consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20. Modifications and Waiver. Except as provided in Section 17 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Companies, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee has ceased to have any Corporate Status or (b) the final termination of all Proceedings threatened in writing or pending on the date set forth in clause (a) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.

22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or (b) if mailed by overnight courier or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or if mailed by certified overnight delivery, on the first business day after the date on which it is so mailed:

(i) If to Indemnitee, to:

c/o Providence Equity Partners

50 Kennedy Plaza

Providence, Rhode Island 02903

(ii) If to the Companies, to:

c/o Blackboard Inc.

650 Massachusetts Avenue, N.W.

Washington D.C. 20001

Attention: Chief Legal Officer

with a copy to:

Providence Equity Partners

50 Kennedy Plaza

Providence, Rhode Island 02903

Attention: Peter O. Wilde

with a copy to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Attention: David K. Duffell

and

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Kevin J. Sullivan

or to such other address as may have been furnished in the same manner by any party to the others.

23. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

24. Third Party Beneficiaries. The Designating Stockholders (and its affiliates) are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Companies’ obligations hereunder (including but not limited to the obligations specified in Section 16 of this Agreement).

25. Agreement Governs. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit Indemnitee’s rights under Delaware law or the Companies Certificates of Incorporation or By-Laws. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Companies’ By-Laws and Certificates of Incorporation; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control for purposes of determining the parties’ rights and obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Director Indemnification Agreement as of the day and year first above written.

THE COMPANIES:

BULLDOG SUPER HOLDCO, INC. (f/k/a BULLDOG SUPER HOLDCO, LLC)

By:
Name:
Title:

Signature Page to Director Indemnification Agreement

BULLDOG HOLDINGS, INC.
(f/k/a BULLDOG HOLDINGS, LLC)

By:
Name:
Title:

Signature Page to Director Indemnification Agreement

BLACKBOARD INC.

By:
Name:
Title:

Signature Page to Director Indemnification Agreement

INDEMNITEE:

Name:

Signature Page to Director Indemnification Agreement